As filed with the Securities and Exchange Commission on June 3, 1996

                                                  Registration No. 33-__________

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                              --------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              --------------------

                             INFINITE MACHINES CORP.
                 (Exact name of issuer as specified in charter)

         Delaware                      923 Incline Way             52-1490422
(State or other jurisdiction      Suite #9, P.O. Box 8219,      (I.R.S. Employer
     of incorporation or       Incline Village, Nevada  89452    Identification
        organization)           (Address, including zip code         Number)
                               of principal executive office)

                             1991 Stock Option Plan
                            (Full title of the plan)

                            Kenneth S. Rose, Esquire
                       Morse, Zelnick, Rose & Lander, LLP
                                 450 Park Avenue
                            New York, New York 10178
                                 (212) 838-5030
           (Name, address, including, zip code, and telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE
- --------------------------------------------------------------------------------
   Title of                         Maximum         Proposed
  Securities        Amount         Offering          Maximum          Amount of
     to be           to be           Price          Aggregate       Registration
  Registered     Registered(2)     Per Share     Offering Price        Fee(1)
- --------------------------------------------------------------------------------

Common Stock,       250,000          $3.50         $348,845.58         $120.29
par value $.001
per share
- --------------------------------------------------------------------------------

(1) The fee is computed in accordance with Rule 457(h) based upon the price at which all options under the Plan are exercisable, or to the extent not known, based upon the high and low sales prices on May 30, 1996 in accordance with Rule 457(c).

(2) Pursuant to Rule 416(a) there are also registered hereunder such indeterminate number of additional shares of Common Stock as may be issued pursuant to the anti-dilution provisions applicable to options granted under the 1991 Stock Option Plan.

                               ------------------


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

                                     PART I


              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     Note: The document(s) containing the information concerning the 1991 Stock Option Plan of Infinite Machines Corp. (the "Plan") required by Item 1 of this Form and the statement of availability of Registrant information, Plans information and other information required by Item 2 of this Form will be sent or given to participants as specified by Rule 428. In accordance with Rule 428 and the requirements of Part I of Form S-8, such documents are not being filed with the Securities and Exchange Commission ("SEC") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. The Registrant shall maintain a file of such documents in accordance with the provisions of Rule 428. Upon request, the Registrant shall furnish to the SEC or its staff a copy or copies of all of the documents included in such file.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3. Incorporation of Documents by Reference.

     The following documents, which Infinite Machines Corp. (the "Company") has filed with the SEC pursuant to either the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated in this Registration Statement by reference and shall be deemed to be a part hereof:

          (a) The Company's Annual Report on Form 10-KSB, as amended on Form 10-KSB/A for the fiscal year ended December 31, 1995.

          (b) The Company's Quarterly Report on From 10-QSB for the period ended March 31, 1996.

          (c)  The Company's definitive Proxy Statement as filed with the SEC.

          (d) The description of the common stock, par value $.001 per share, of the Company (the "Common Stock") contained in the Prospectus, which has previously also been incorporated in the Company's Registration Statement on Form S-1 (Filed with the Commission on September 14, 1993).

     All documents filed by the Company with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which reregisters all securities then remaining unsold, shall be deemed to be incorporated in this Registration Statement by reference and to be a part hereof from the date of filing of such documents.

     Any statement contained in this Registration Statement, in a supplement to this Registration Statement or in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed supplement to this Registration Statement or in any document that also is incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part to this Registration Statement.

Item 4. Description of Securities.

     Not Applicable.


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

Item 5. Interests of Named Experts and Counsel.

     Certain legal matters in connection with the Common Stock offered pursuant to the Plan are being passed upon for the Company by Morse, Zelnick, Rose & Lander, LLP.

Item 6. Indemnification of Directors and Officers.

     The Company is a Delaware corporation. Section 145 of the Delaware General Corporation Law (the "GCL") grants to a corporation broad powers to indemnify its directors, officers, employees and agents and to insure such persons and itself from liabilities arising out of any such indemnification. The Company's Certificate of Incorporation provides for indemnification of its directors, officers, employees and agents to the fullest extent permissible from time-to-time under the laws of the State of Delaware including, but not limited to that permitted pursuant to Section 145 of the GCL.

     Insofar as indemnification for liability arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or persons controlling the Company pursuant to statute, the Company's by-laws, or otherwise, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Item 7. Exemption from Registration Claimed.

     Not Applicable.

Item 8. Exhibits.

No. 4A   Certificate of Incorporation of the Company, as amended.(1)

No. 4B   Amended and Restated By-Laws of the Company. (1)

No. 5A Opinion of Morse, Zelnick, Rose & Lander, LLP as to legality of securities being registered.*

No. 23A Consent of Freed, Maxick, Sachs & Murphy, P.C., independent public accountants.*

No. 23B  Consent of Morse, Zelnick, Rose & Lander, LLP (included in Exhibit 5A).

- ------------------------

(1) Previously filed as an Exhibit to the Company's Registration Statement on Form S-1 (File No. 33-61856). This Exhibit is incorporated herein by reference.

*    Filed herewith.

Item 9. Undertakings.

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to


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

               such information in the registration statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Incline Village and State of Nevada on the 31st day of May, 1996.

                             INFINITE MACHINES CORP.


                             By:/s/ Carle C. Conway
                                ----------------------------------------------
                                    Carle C. Conway, Chief Executive Officer

                                POWER OF ATTORNEY

     We the undersigned officers and directors of Infinite Machines Corp. hereby generally constitute and appoint Carle C. Conway and Kenneth S. Rose and each of them with full power to each of them to act alone our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for us and in our stead, in any and all capacities, to sign any Registration Statement and all documents or amendments relating thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities indicated.

           Signature                 Title                          Date
           ---------                 -----                          ----



/s/Carle C. Conway                   Director, Chairman             May 31, 1996
- -----------------------------        of the Board
   Carle C. Conway


/s/Clifford J. Brockmyre             Director, President            May 31, 1996
- -----------------------------        Chief Operating Officer
   Clifford J. Brockmyre


/s/Daniel Landi                      Chief Financial Officer,       May 31, 1996
- -----------------------------        Secretary and Treasurer
   Daniel Landi


/s/Robert J. Sherwood                Director                       May 31, 1996
- -----------------------------
   Robert J. Sherwood


/s/James Rowe                        Director                       May 31, 1996
- -----------------------------
   James Rowe


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